Form BCA 2.10 (rev Dec. 2003)
ARTICLES OF INCORPORATION
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
Springfield, IL   62756
Telephone (217)782-9522
          (217) 782-6961
http://www.cyberdriveillinois.com

Remit payment in the form of a cashier?s
Check, certified check, money order
Or an Illinois attorney?s or CPA?s check
Payable to the Secretary of State
SEE NOTE 1 TO DETERMINE FEES!
            Filed:6/6/2005 Jesse White Secretary of State

Filing Fee $150.00   Franchise Tax $25.00   Total $175.00   File #
64307231   Approved: CAF

        Submit in duplicate        Type or Print Clearly in black ink
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------------------- DO NOT WRITE ABOVE THIS LINE --------------------
1.  Corporate Name: AMERICAN ANTIQUITIES INCOIRPORATED

(The corporate name must contain the word ?corporation?, ?company?, ?incorporated?, ?limited? or an abbreviation thereof.)
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2.  Initial Registered Agent:  Kevin T. Quinlan
    Initial Registered Office: 1085 Cambridge Drive
                               Buffalo Grove, IL   60089  Cook County
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3.  Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)


The transaction of any or all lawful businesses for which corporation may be incorporated under the Illinois Business Corporation Act.


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4.  Paragraph 1: Authorized Shares, Issued Shares and Consideration
Received:

           Number of Shares      Number of Shares      Consideration to be
Class         Authorized      Proposed to be issued      Received Therefor
<s.          <c>                   <c>                      <c>
Common A     100,000,000           10,000,000               $ 1,000.00
Preferred     10,000,000                                    $   100.00
                                                   Total =  $ 1,100.00

    Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

    Common A Shares are voting, the preferred shares are non-voting.

5.  Optional:  (a) Number of directors constituting the initial board of directors of the corporation:
                                                    ----------

               (b) Names and addresses of the persons who are to serve
                   as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

     Name                  Address                City, State, Zip

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6.  Optional:  (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $
                                              ----------
               (b) It is estimated that the value of the property to be
                   located within the State of Illinois during the following year will be: $
                                            ----------
               (c) It is estimated that the gross amount of business
                   that will be transacted by the corporation during the following year will be: $
                                                ----------
               (d) It is estimated that the gross amount of business
                   that will be transacted from places of business in the State of Illinois during the following year will be: $
                        ----------
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7.  Optional:  OTHER PROVISIONS
               Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

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8.            NAME(S) and ADDRESS(ES) OF INCORPORATOR(S)

  The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.


               May 3,             2005
        --------------------   ----------
Dated      (Month and Day)       (Year)

         Signature and Name                     Address
1.  /s/ Kevin T. Quinlan          1.  1085 Cambridge Drive
    --------------------------        -------------------------------
      Signature                        Street

      Kevin T. Quinlan                Buffalo Grove,   IL      60089
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      (Type or Print Name)             City/Town     State   Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
Note: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer?s name and title beneath signature.
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Note 1: Fee Schedule                        Note 2:  Return to:
The initial franchise tax is assessed
At the rate of 15/100 of 1 percent          -------------------------
($1.50 per $1,000) on the paid in           (Firm Name)
capital represented in this State           -------------------------
(Minimum initial franchise tax is $25)      (Attention)
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The filing fee is $150                      (Mailing Address)
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The minimum total due (franchise tax       (City, State, ZIP Code)
plus filing fee) is $175